Exhibit 99.1

On January 13, 2020, Billy Prim, Executive Chairman & Interim Chief Executive Officer of Primo Water Corporation, Tom Harrington, Chief Executive Officer of Cott Corporation (“Cott”), and Jay Wells, Chief Financial Officer of Cott, delivered a presentation to investors via conference call. A transcript of the scripted portion of the presentation was filed with the U.S. Securities and Exchange Commission on Form 425 on January 13, 2020. The following is a transcript from the Q&A portion of the presentation.

Q&A

Operator

As a reminder, to ask a question, you will need to press *, 1 on your telephone. To withdraw your question, press the pound or hash key. Please stand by while we compile the Q&A roster.

Your first question comes from Amit Sharma with BMO Capital. Your line is open.

Drew Levine — BMO Capital Markets

Hey. Good morning, everyone. This is—

Tom Harrington

Morning, Amit.

Drew Levine

—Drew Levine, on for Amit, actually. Congratulations on the deal.

Tom Harrington

Good morning.

Billy Prim

Good morning.

Drew Levine

Thanks. So the first question I have was just on Primo’s Refill segment. Nice to see that return to growth in the fourth quarter. Just given the operational challenges over the past year, year and a half, what’s your longer-term revenue growth outlook for this business? There was a thought, maybe, that it could get to mid-single digit in the next couple years. Is that Cott’s view?

And then, secondly, on the location count, another big topic of conversation for Primo. It’s 45,000 now. Where do you see that going over the next, say, one to two years?

Tom Harrington

Okay. This is Tom. Thanks for your questions.

The Refill business has begun to recover based on Q4. I’ll ask Billy to highlight that. I will share that we spent a fair bit of diligence here, including my personal visit to the operations, frankly, to get at the questions you ask about. It only has enhanced my confidence in the ability of the Refill business to perform.

Regard to any forward forecast, albeit early in the presentation, we’ll do a modelling call after we close, which would be the appropriate time for us to give clarity about our expectations on this business.

Billy, anything to add?

Billy Prim

Yeah. I would just add that we have spent a lot of energy in really improving our machine uptime and hiring a new head of sales and localized sales efforts, that are showing some progress in those areas. And I think that, that progress will continue not only in Refill, but in Exchange. And that’s not even mentioning the ability to take this Refill internationally, which we believe—we’ve had opportunities or people asking us to do that for years. We’ll now be able to do that. So I think the future is going to be nice for Refills.

Tom Harrington

Yeah. And I think—this is Tom again. I’ll just add on. In some of our prepared comments, we talked about the combination of the retail sales department. So we significantly add resources by using the existing DS headcount and relationships in North America, where we can make more sales calls.

So we think there’s significant customer location upside, with a very disciplined, well executed plan. Billy and his team have got that business to recover, and it builds our confidence in our ability to extend this business meaningfully in North America and, frankly, as Billy shared, in Europe.

Drew Levine

Great. Thanks. And last one for me. For the time being, how should we think about the tuck-in strategy? Should we still be thinking about $40 million to $60 million annually? Thanks.

Tom Harrington

Yeah. There’s no change to our plans on tuck-ins. You’ve seen us begin to announce those, and we’ve announced a couple early this year. So it is still our expectation to be between $40 million and $60 million. They’re highly synergistic and beneficial, so we’ll keep that in our execution plans.

Drew Levine

Thank you.

Tom Harrington

Thanks. Thank you.

Billy Prim

Thanks.

Operator

Your next question comes from Derek Dley with Canaccord Genuity. Your line is open.

Derek Dley — Canaccord Genuity

Yeah. Thanks. And congrats on that transaction. Can you just talk about—you mentioned that Primo and Cott had been strategic partners for about six years. Can you just comment on what exactly this partnership entailed?

Tom Harrington

Sure, Derek. This is Tom. In 2014, we negotiated the first of two agreements where DS does roughly 90 percent of the production of the Primo water and the distribution of the product in the US with, frankly, limited execution in Canada, which we think is obviously one of our opportunities. So just think of it as leverage inside the DS plants. Primo had decomplexed in terms of distribution and operations, so we could be confident in high-quality water with one large provider. And the relationship has been long-standing for six years.

Derek Dley

Okay. So does this mean that—I just want to make sure I understand it correctly—that Cott or DS was providing the water, the bottles, and getting them to the shelves of Primo’s retail—

Tom Harrington

Yeah (phon).

Derek Dley

—customers?

Tom Harrington

Yeah. So think of it as, we were providing the water in a Primo-provided bottle, and we’ve delivered every week—every day of the week to the retail customers, the roughly 14,000 or so exchange locations around North America.

Derek Dley

Okay.

Jay Wells

Yeah. So when you’re modelling this, Derek, and you can see it in the footnotes of the deck, DS has about $50 million in revenue associated with providing this to Primo. That will get eliminated once we combine the two companies.

Derek Dley

Right. Okay. That makes sense. So then just thinking in terms of synergies, and you mentioned—I think you mentioned facility optimization. What would that entail? Would that be more on the depot side? Or how should I think about that?

Tom Harrington

The answer is yes. So if you look at the map of the current Primo locations, which is a combination of some branches, as well as storage units around the US and North America, because DS, North America has upwards of—I’ll be wrong on this number, Derek—300 locations, we think it’s a highly synergistic opportunity, so that we could move the vast majority of people together, which we think, frankly, improves execution, but it’s going to reduce our cost.

Billy Prim

And, I mean, Derek, when you look at the two businesses, we’re very aligned on all three phases. And when you look at the synergies, SG&A, we see easy, hard synergies of $20 million to $25 million on the G&A side. With the footprint overlap, we see about a $5 million to $10 million worth of synergies there. And we see about another $5 million-plus on just procurement savings of using each other’s buying power to just buy our goods at a better price.

Derek Dley

Okay. That’s very helpful. Just last one for me. Just in terms of the CapEx within the Primo business. Like, how should we think about any incremental CapEx that’s needed now with the combination of the two?

Tom Harrington

Yeah. I think part of it is, it’ll reflect itself in some of the synergies because it’s in the bottles, which are capitalized, so that’s a piece of it. And we’re going to buy a lot more bottles, so we think we’d get some benefit there. But again, at the end of the day, it’s going to come down to the modelling call as we go from signing to close. And once we own it, we can lay out the impact of this business on CapEx and then, obviously, in total.

Derek Dley

Okay. Look forward to that call. Thank you very much.

Tom Harrington

Thanks, Derek.

Operator

Your next question comes from Mike Grondahl with Northland Securities. Your line is open.

Mike Grondahl — Northland Securities

Hi. Yeah. Thank you. Hey. Just a question for Billy. Hey, Billy. About 15 months ago, October of ‘18, the stock was at about $20, when underlying growth was stronger. And even last summer, the stock hit $16. How should we think about—or how do you kind of justify getting $14 here? Can you help us think through that a little bit?

Billy Prim

Mike, that is true. The board took that into consideration. But what we have to consider is where the Company and the environment is today. We believe that the combination of these two companies will lead to a higher growth price than either one of them as stand-alone. And that is one of the reasons it was so important for us to get stock in this transaction. So as we look at the transaction, we’re looking at not only what the cash portion is, but the stock portion, and where we believe the value of that stock of the combined companies will be in the future versus us as a stand-alone business.

Mike Grondahl

Got it. Okay. I just wanted to kind of hear your thoughts on that. Thank you.

Billy Prim

Thanks.

Tom Harrington

Thank you.

Operator

Your next question comes from Daniel Moore with CJS Securities. Your line is open.

Daniel Moore — CJS Securities

Good morning, gentlemen.

Tom Harrington

Morning, Dan.

Jay Wells

Good morning, Dan. How are you?

Daniel Moore

I’m well. Thank you. Just looking at the slide deck or your comments on leverage pre- and post-potential divestment/sale of S&D, it seems like you expect to garner a pretty reasonable multiple, maybe something close to what you paid, which was in the 9—you know, above 8, sort of 9 times range. Anything wrong with that math? Any colour or comments there?

Tom Harrington

I’ll give that question to Jay.

Jay Wells

I mean, as we’ve said in the past, we’ve talked about looking at S&D. We view this as a value of a business. It is best in classes in the channels that it is, and we are definitely planning to get full and fair value with a disposition of S&D.

Daniel Moore

Understood. In terms of the financing, any initial colour on the range of expected interest expense on the $400 million financing commitment?

Jay Wells

Yeah. So my hope would be that we could dispose of S&D prior to closing on the acquisition of Primo. But to the extent we don’t, as mentioned in the press release, we do have a backstop and a term loan commitment from Deutsche Bank with—I think the key term is, it would be, LIBOR plus 250—is where it would be priced at.

Daniel Moore

Very helpful. And then last, the commentary around Primo’s Q4 performance was obviously very helpful. Any commentary—no change to—there was no comments on guidance as far as Cott’s performance. Any general thoughts or comments there? Thank you.

Tom Harrington

Well, yeah. As we’ve said at the beginning, we’re in our dark period, and our goal is not to discuss where we ended the quarter. But thank you for the—thank you for the question on that one, Dan.

Daniel Moore

Understood. And I’ll look forward to the modelling call. Congrats, and we’ll talk to you soon.

Jay Wells

Thanks, Dan. Appreciate it.

Tom Harrington

Thanks, Dan.

Operator

Your next question comes from Kevin Grundy with Jefferies. Your line is open.

Tom Harrington

Morning, Kevin.

Kevin Grundy — Jefferies

Hey. Good morning, guys, and congratulations—

Billy Prim

Hello, Kevin. Good morning.

Kevin Grundy

—congratulations on the deal. Hey. Good morning, everyone. So just to take a step back, can you talk a little bit about the why now from a Cott shareholder perspective? How the deal came together? Why you think this was the best path relative to, potentially, other alternatives in terms of creating value? And then I have a follow-up.

Tom Harrington

Yeah. I think one of the reasons that this is so compelling for us is a long history of working together between the teams and a deep understanding of the Exchange business. From a synergy-capture perspective, it’s a dead overlap for our North American business. So if you think about the risk associated with synergies, I don’t see a lot of risk here because, one, we understand the business. We’ve done appropriate due diligence on Refill, and we’re pretty intimate with it. And it’s here. It’s in the US with our biggest, frankly, very solid execution team in the US. So that’s a bit about why Primo.

And certainly, it moves us down the path of higher consistent revenue growth and higher EBITDA margins, as we transition to pure water play. And clearly, the synergies help us do that and accelerate that. It gets us much closer to water or route-based peers in two years, three years’ time.

Kevin Grundy

Okay. That’s helpful. Can you talk about the—the cash and stock component and how you arrived at that mix when you were negotiating the transaction?

Jay Wells

I mean, the mix, it’s much more—it’s the conversion of Primo stock to Cott stock, and that conversion ratio is more important. What it really gets to is, the goal is for us to issue no more than 26.8 million shares of Cott stock. And that’s just when you look at the purchase price and the breakdown of issuing that many stock, that’s how the differential of stock and cash got computed. Now, based on who elects cash and who elects stock, that will move around a little bit, but the goal is to just issue 26.8 million shares of Cott. And that’s where the ratio came from.

Kevin Grundy

Okay. The last question I have and then I’ll pass it on. Can you just comment on integration risk? And why investors should be comfortable that the integration risk here is fairly limited?

Tom Harrington

Yeah. Thanks, Kevin. It’s Tom again. One, you have the overlapping distribution in terms of facilities and locations. That’s clear. You have the known public company costs. You know that we have a long history of back-shop integration and shared services. So I don’t know—we’ve done this 100-plus times. So we believe that there’s a high degree of confidence that we’ll accomplish this. And again, it’s in North America, long-tail experience, clear to us how we’ll attack these synergies over the next two years, frankly.

Kevin Grundy

Okay. I’m sorry. Just one more, and I do apologize to everyone on the call.

Tom Harrington

Yeah. Yeah.

Kevin Grundy

But the NOLs, which do not seem like—you could correct me if I’m wrong here—that when you’re doing the evaluation multiples on the deal, that those were taken into account. You can correct me if I’m wrong on that, but it’s not an inconsequential number. What’s the level of visibility those are going to be realizable? And then what should we think about for cash taxes? And then that’ll be it for me. I’ll pass it on. Thank you.

Jay Wells

A lot of different questions there. Check me if I don’t answer them all, but I’ll start with the last on cash taxes. It is mentioned in our deck, Primo does come with a good amount of NOLs that will assist in minimizing our cash taxes. So I would say our overall guidance on $7 million to $10 million of cash taxes, I don’t see it change significantly by this deal.

And what was your first question? Sorry, Kevin.

Kevin Grundy

I’m sorry. Just in terms of the valuation multiples that you guys are using here in the deck—like as an example, the 8.4 times synergized multiple—that does not include the NOL. Is that correct?

Jay Wells

That is correct. Yes. I—I—

Kevin Grundy

Okay.

Jay Wells

—in any of my transactions, I don’t place any value on NOLs, nor do I state them. But we will, at the appropriate time, benefit from those NOLs and, as we’ve talked, extend the term over which we’ll pay minimum cash taxes.

Tom Harrington

And, Kevin, I’ll—

Kevin Grundy

Okay. Very good. I appreciate it. All right. But—okay—

Tom Harrington

—I’ll—yeah. Kevin, this is Tom. Seeing that one of the key things is there’s good momentum between these business, so we’ve seen the retail business perform. So we’re quite pleased as we make the turn here and very excited about our opportunities going forward, in terms of how we will grow this business in the five or six categories that we now, hopefully, get the pleasure to compete in.

Kevin Grundy

Okay. Very good. Thank you for the time. Good luck, guys.

Tom Harrington

Yep. And thanks, Kevin.

Jay Wells

Thank you.

Tom Harrington

Yep. Thanks.

Operator

Your next question comes from Mark Petrie with CIBC. Your line is open.

Mark Petrie — CIBC

Hey. Good morning. I just wanted to go back and understand the, sort of, performance of Primo through the course of 2019. And, I guess, the issues related to the guidance reductions was predominantly focused on the Refill business or maybe entirely focused on the Refill business. And I know, Billy, you touched on it. But if you could just spell out a little bit, in terms of if that really was the gist of the issues? And then, what sort of timeline you expect, to be able to recover those pressures?

Tom Harrington

Yeah. Mark, this is Tom. I’ll pass it to Billy in a second. It’s important to note that they enjoyed record sales on dispensers; think it was 248,000 sold in Q4, with a 40 percent year over year. And what’s important about—sure, it’s important that you had the sales in that quarter, but that’s a leading indicator of what will happen in Exchange and Refill, because there’s more coolers, which is more demand in the market.

And then, the Exchange business, 31 quarters at plus 6 and 20, and at 0.5 in Q4. So if you think about those two pieces of the business, I would articulate that it’s better than rock solid, which gives us confidence in our ability to go forward.

And then, on the Refill business, before I pass it to Billy, it’s—clearly, that Primo’s had their challenges, but Q4 is indicative of the return to growth that this business experienced. So I think there’s a high degree of confidence on that.

Billy?

Billy Prim

Yeah. I would agree. And I would add that, yes, some of the guidance misses were all about Refill. And we did have some opportunities that we had to fix and machine downtime and locations. Those two things have been addressed. We’ve gotten credit card readers on our machines now. We know exactly how the machines are performing. We’ve improved our service. And now, we have feet-on-the-street signing locations. And those issues, we’ve addressed, and they are working very well.

And at the same time, as Tom mentioned, the other two business segments are really hitting all strides. So we feel very confident about where the business is heading.

Jay Wells

Yeah. I mean, you look at the Exchange business, you look at the Dispenser business, performing well above how our view was, going into due diligence, so has greatly exceeded our expectations. And as Tom said, our main focus was really on Refill. And we feel that, with Billy taking over the seat, he’s implemented the right measures, and we’re very happy to see where that business is growing.

And at the same time, you look at our business that we have. It’s been performing stronger and stronger through the year, and we’re ending the year on a very strong, forward foot. So you know, as Tom said, between our Route Based business, Exchange, Dispense, Refill, we’re going to be going into 2020 with all of them performing very well.

Tom Harrington

Yeah. Good momentum.

Mark Petrie

And—okay. Just—

Tom Harrington

Because one of the points that we’re—one of the points we haven’t made about Refill is, it’s actually quite similar to our HOD bottled water business. And it’s about organic customer growth, right? So it’s, how many do you add? How many do you retain? So our Customer For Life philosophy at DS around retention is transferrable; it’s something Primo does. So this is a very short step for us to support the Primo growth in Refill. It’s something we’ve been doing for a long time. It just happens to be a different dispensing solution than we currently use at DS.

Mark Petrie

Okay. Thanks. And in the terms of, though, just—in terms of that dispenser growth, could you just provide a little bit of context in terms of how that compares to historical rates? And then what were the main drivers behind that growth in Q4?

Billy Prim

Yeah. We’ve experienced an acceleration in dispenser growth over the last three or four quarters. In fact, this quarter was the record, but we had a record sell-through in the last three quarters. It started at 218,000 in Q2, 236,000 in Q3, and then 248,000 in Q4. Those were driven by promotions, Black Friday promotions, and other deals through retailers, where we have significantly expanded our household penetration. That bodes well for the Water business.

And one of the—one of the real opportunities here is, now, we have that third solution of home delivery, going with that dispenser. In the past, we could only offer them exchange or refill. Now, that Primo customer that buys those 800,000-plus dispensers yearly, will have an option to get the water the way they want it, at whatever price point they want. That’s going to be huge, to have that whole opportunity together.

Mark Petrie

Yeah. Okay. Appreciate the comments. And then just last one, I don’t know if you can, but could you provide any sort of high-level breakdown in terms of Primo’s SG&A? I think it’s around $35 million annually. What kind of buckets could you break that down into?

Billy Prim

I don’t really have that in front of me. The numbers would tend to be (phon)—

Jay Wells

Yeah. You’re—it’s about $32 million on that side. So when you look at the $20 million to $25 million between combining some at Primo and combining some at DS, very comfortable with the $20 million to $25 million target because very overlapping businesses. So those are some high-level numbers. Hopefully, that answers your question.

Mark Petrie

Yep. Okay. Thanks a lot. All the best.

Tom Harrington

Yeah. Thanks, Mark.

Operator

Your next question comes from Derek Lessard with TD Securities. Your line is open.

Derek Lessard — TD Securities

Yeah. Good morning, gentlemen. I’m just wondering if you can—and back to the Refill business. You talked about some of the operational issues or challenges. Can you just maybe add some colour to what you meant by the issues with machine downtime? And how they’ve been fixed?

Billy Prim

Sure. In the past, we had no visibility in when a machine stopped working. And, in fact, we didn’t know it until the technician went back to service the machine. So that led to some machine downtime in excess of what it’d been in the past, when we tried to reroute the business.

So what we’ve done is, we’ve put telemetry on every machine, so that we can see, any minute, on whether a machine is working, or whether it is not working. That a way, we’re fixing machine downtime, that used to take seven days, within 48 hours at a minimum and most of the time, same day. So that leads to a lot of increased sales.

Jay Wells

Yeah. I mean, it helps both on revenue per unit, but also on customer satisfaction, because when we have a unit down in front of a store, the store is not receiving its share of the revenue. So it’s a combination of per-unit revenue, but also net units.

Derek Lessard

Okay. And I’m curious to hear your thoughts behind the name change, the choice of the name change. And, I guess, wondering if part of the public company cost savings will come from—are you expecting to be dual exchange-listed?

Tom Harrington

Yeah. Derek, it’s Tom. We’ll remain dual exchange. And frankly, when you look at the Primo name, it has traded in the water peer group higher than we have, and it has a reputation about healthy hydration and a sustainable platform. So they’ve done a very good job communicating what I would call the three Rs: refillable, reusable, and recyclable. So we think it’ll actually help us and further separate us from the business we were a year ago or two years ago, so.

And then, frankly, it’s a platform for us to develop and execute a good, aggressive communication strategy about healthy hydration, water service provider, singular focus, on a meaningfully sustainable platform.

Derek Lessard

Okay. And maybe one final question for me. I know you will be having a modelling course in a few weeks. But maybe just comment on what you think the accretion to earnings will be? Or EPS? And back to Derek’s question, not necessarily what the actual CapEx number’s going to be, but maybe a comment on the capital intensity of Primo?

Jay Wells

Yeah. Let me try and cover that. You look at EPS, I would say it’s too early for me to state a number because we’re not done with our purchase accounting. So it really is going to end up, what assets end up getting stepped up, and what’s the amortization period. So not that I’m trying to duck the question; it’s just too early in our purchase accounting to really know where the stuff is going to do.

I mean, you look at overall CapEx—Primo is a public company. I would say their CapEx has been pretty normal. But I would say it’s about—been $20 million, historically. And you look at RBS, our old business—has about 6 to 7 percent of revenue. So that’s what we would see going forward.

Derek Lessard

Okay. Thanks, gentlemen.

Operator

Your last question comes from the line of Daniel Moore with CJS Securities. Your line is open.

Daniel Moore

Thank you, again. I’ll take one more crack at—

Tom Harrington

Welcome back, Dan.

Daniel Moore

Thank you. Organic growth, obviously this steps up the organic growth profile nicely. The 6 percent you put in, was that meant to be illustrative of what we’ve seen in the past? Or more of a guidepost going forward? And if so, does that include tuck-ins?

Jay Wells

Yeah. I mean the 6 percent, really, on the schedule, I believe we included was trailing 12 months as of the end of September, so Q3. So that was a historic look for both companies, so it did include the tuck-ins that we had. And I think that’s a pretty good representation of what we should see going forward.

Daniel Moore

Very good. Thank you again.

Jay Wells

Okay. Thanks, Dan.

Tom Harrington

Thanks, Dan. Appreciate it.

Operator

And this concludes today’s Q&A session. I now turn the call back to the presenters for any closing remarks.

Jarrod Langhans

Thank you very much for joining our call today. This will conclude Cott Corporation’s Primo acquisition conference call.

Operator

Ladies and gentlemen, this concludes today’s conference call. Thank you for participating. You may now disconnect.

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